AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2004

                                                     Registration No. 333-109548



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM SB-2
                                 AMENDMENT NO. 3

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                                  IHEALTH, INC.
                                  -------------
                 (Name of Small Business Issuer in Its Charter)


          Delaware                          2844                 13-4204191
          --------                          ----                 ----------
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)    Classification Number)    Identification No.)


                          5499 N. Federal Hwy., Suite D
                              Boca Raton, FL 33487
                                  (561)989-3600
                            -------------------------
          (Address and Telephone Number of Principal Executive Offices)


                            Brian S. John, President
                          5499 N. Federal Hwy., Suite D
                              Boca Raton, FL 33487
                                  (561)989-3600
                         ------------------------------
            (Name, Address and Telephone Number of Agent For Service)

                        Copies of all communications to:

    Don A. Paradiso, PA                                   J. Dapray Muir
  2401 East Atlantic Blvd.                              Ruddy & Muir, LLP
         Suite 314                                 1717 K Street, NW (ste. 600)
  Pompano Beach, FL 33062                               Washington, DC 20036
 Telephone: (954) 782-5006                           Telephone: (202) 835-0566
     Fax (954) 782-4010                                  Fax (202) 337-6459

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                 CALCULATION OF REGISTRATION FEE
                                               Proposed         Proposed
    Title of Each                               Maximum          Maximum
 Class of Securities          Amount to be   Offering Price     Aggregate         Amount of
  to be Registered (1)         Registered     Per Security    Offering Price   Registration Fee
 ---------------------        ------------   --------------   --------------   ----------------
 Common Stock to be offered
 by selling stockholders       29,120,000         $.02 (2)      $  582,400          $ 47.12

 Common Stock underlying
 Series A Warrants (3)          2,416,000         $.25          $  604,000          $ 48.86

 Common Stock underlying
 Series B Warrants (3)          6,040,000         $.37          $2,234,800          $180.80

 Common Stock underlying
 Series C Warrants (3)          3,624,000         $.50          $1,812,000          $146.59
                                                                                    -------
 Total Registration Fee                                                             $423.37

__________

(1) Registration relates to resales only; original issuance of stock and warrants were exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. It is our best estimate that the market price for our shares following this registration may range from $.016 to $.02 per share.

(3) Issuable upon exercise of the warrants issued in units with 18,120,000 of the shares referred to above. We are also registering such additional shares of common stock as may be issued as a result of the anti-dilution provisions contained in such securities.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                              CROSS REFERENCE SHEET
                Showing the Location in Prospectus of Information
                         Required by Items of Form SB-2

Part I.  Information Required in Prospectus

ITEM
 NO.     REQUIRED ITEM                       LOCATION OR CAPTION

1.       Front of Registration Statement     Front of Registration Statement and
         and Outside Front Cover of          Outside Front Cover of Prospectus
         Prospectus

2.       Inside Front and Outside Back       Inside Front Cover Page and Outside
         Cover Pages of Prospectus           Front Cover Page of Prospectus

3.       Summary Information and Risk        Prospectus Summary; Risk Factors
         Factors

4.       Use of Proceeds                     Use of Proceeds

5.       Determination of Offering Price     Prospectus Cover Page; Important
                                             Risk Factors

6.       Dilution                            Risk Factors; Other Shares Eligible
                                             for Future Sale

7.       Selling Security Holders            Selling Stockholders

8.       Plan of Distribution                Prospectus Cover Page; Plan of
                                             Distribution

9.       Legal Proceedings                   Business - Legal Proceedings

10.      Directors, Executive Officers,      Management
         Promoters and Control Persons

11.      Security Ownership of Certain       Principal Stockholders
         Beneficial Owners and Management

12.      Description of Securities           Description of Securities

13.      Interest of Named Experts           Legal Matters; Experts
         and Counsel

14.      Disclosure of Commission Position   Management - Limitation on
         Indemnification of Management       Liability and Indemnification
                                             Matters

15.      Organization Within Last            Certain Relationships and Related
         Five Years                          Transactions

16.      Description of Business             Business

17.      Management's Discussion and         Management's Discussion and
         Analysis or Plan of Operation       Analysis or Plan of Operation

18.      Description of Property             Business - Property

19.      Certain Relationships and Related   Certain Relationships and Related
         Transactions                        Transactions

20.      Market for Common Stock and         Risk Factors; Other Shares Eligible
         Related Stockholder Matters         for Future Sale

21.      Executive Compensation              Business - Executive Compensation

22.      Financial Statements                Financial Statements

23.      Changes in and Disagreements with   Not Applicable
         Accountants on Accounting and
         Financial Disclosure

PROSPECTUS

                                  IHEALTH, INC.
                  29,120,000 Shares of Common Stock Outstanding
      12,080,000 Shares of Common Stock Issuable upon Exercise of Warrants

         This prospectus relates to the resale by the selling stockholders of 29,120,000 shares of common stock and 12,080,000 shares issuable upon exercise of warrants of IHealth, Inc. The company will not receive any proceeds from the sale of the outstanding shares by the selling stockholders.

         Although we intend to seek a broker-dealer to become a market maker in our securities so that they may be quoted on the OTC Bulletin Board, our shares are not currently listed on any exchange or quoted on any market. The selling stockholders will be able to offer and sell their shares at $.02 per share until our shares are quoted on the OTC Bulletin Board. They may also sell shares received upon exercise of their warrants at $.02 per share. If and when they are quoted on the OTC Bulletin Board, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. The selling stockholders may be deemed to be underwriters of such shares.

         As required by the terms of agreements pursuant to which the shares were originally sold to the selling stockholders, all expenses of registering the shares under state and federal securities law are being paid by IHealth. These include the fees of lawyers, accountants, and other consultants, filing fees, printing fees, listing fees, transfer agent fees, and miscellaneous other costs, estimated at $42,000.

         As of the date of this Prospectus, there is no public market for our shares. The offering price has been determined by the company on behalf of the selling stockholders, and is not based on asset value, earnings, or any other criteria customary in investment analysis. In determining such offering price, an arbitrary premium was placed on the price at which the selling stockholders originally purchased their shares; there can be no assurance any stockholder will elect to sell at such price. When and if our shares are quoted on the OTC Bulletin Board, selling stockholders may sell their shares at any price they may determine. The exercise price of our outstanding warrants was determined by management at the time such warrants were issued, and does not bear any relationship to our asset value, earnings, or other criteria customary in investment analysis.

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

         The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement filed by IHealth Inc. with the Securities and Exchange Commission. Selling stockholders may not sell securities pursuant to this prospectus until the registration statement becomes effective.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                            ------------------------

                The date of this prospectus is ____________, 2004

                                TABLE OF CONTENTS

                                                                           Page

Prospectus Summary ..........................................................3

Risk Factors ................................................................3

Cautionary Statement Regarding Forward Looking Information ..................5

Capitalization ..............................................................5

Use of Proceeds .............................................................6

Selected Financial Data .....................................................6

Management's Discussion and Analysis or Plan of Operation ...................7

Business ....................................................................9

Management .................................................................11

Certain Relationships and Related Transactions .............................14

Principal Shareholders .....................................................14

Description of Securities ..................................................15

Selling Stockholders .......................................................17

Plan of Distribution .......................................................18

Penny Stock Regulations ....................................................19

Other Shares Eligible for Future Sale ......................................19

Legal Matters ..............................................................20

Experts ....................................................................20

Additional Information .....................................................20

Financial Statements .......................................................21

                               PROSPECTUS SUMMARY

         IHealth Inc. is a marketer and distributor of sun care products sold under the brand name "TeekaTan". While we do not presently offer any other products or services, we may in the future offer other health related items, such as vitamins, minerals and aloes, and health related services and apparel. Our sun care products are registered with the U.S. Food and Drug Administration ("FDA") and comply with FDA labeling standards.

         Incorporated in April 2002, we are a development stage company with limited operating history. Our offices are located at 5499 N. Federal Highway, Suite D, Boca Raton, Florida 33487. Our telephone number is 561-989-3600. Our fiscal year end is December 31.

The Offering

Common stock offered by
  selling stockholders .................29,120,000 shares and
                                        12,080,000 shares which may be purchased pursuant to outstanding warrants

Common Stock Outstanding:
  Prior to the Offering ................71,720,000 shares
  After the Offering ...................71,720,000 shares
  After exercise of outstanding warrants
  if all such warrants are exercised ...83,800,000 shares


                                  RISK FACTORS

         AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING OUR BUSINESS BEFORE PURCHASING OUR SECURITIES.

WE ARE A NEW BUSINESS WITH LIMITED OPERATING HISTORY, AND FUTURE RESULTS ARE UNCERTAIN.

         We were recently organized and have a limited operating history. There can be no assurance that we will be able to successfully implement our business model or develop a substantial market for our products. From inception in April 2002 until December 31, 2002, we did not generate any revenues, and for the nine months ended September 30, 2003, our revenues amounted to only $10,782, with a net loss of $(196,131). At September 30, 2003, we had an accumulated deficit of ($291,838). Our business model is dependent upon revenues generated from the sale of our TeekaTan sun care products. We cannot be sure that our business model will be successful.

WE DO NOT YET HAVE SUFFICIENT CAPITAL TO CARRY OUT OUR BUSINESS PLAN, AND IF WE ARE NOT ABLE TO OBTAIN SUCH CAPITAL ON ACCEPTABLE TERMS, OUR DEVELOPMENT COULD BE HAMPERED.

         As of the date of this Prospectus, we have only limited cash resources, and but for the deferral of officers' salaries, would be deemed to be insolvent. We do not yet have sufficient capital to carry out our business plan; unless sales significantly increase within the next 12 months, the implementation of our business plan will require us to seek additional capital. It is likely we would seek such capital through the issuance of long-term or short-term indebtedness or the issuance of equity securities in a public offering or private transactions. The exercise of the company's outstanding warrants would provide $4,650,800 of additional capital to fund our operations, but it is unlikely any such warrants will be exercised until the market price for IHealth's shares is substantially higher than the exercise prices, which range from $.25 to $.50 per share.

Accordingly, there is no assurance that any of such warrants will ever be exercised. If we raise additional capital through the issuance of debt, we would incur increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, our existing shareholders could experience significant dilution, and their percentage ownership would be reduced. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that acceptable financing can be obtained on suitable terms, if at all.

As of September 30, 2003, we had received $218,521 from the sale of stock and $10,782 from sales of our product, but we had expended $291,838 from inception through September 30, 2003. The amount expended includes salaries in the amount of $169,500, which have been accrued but not paid. Our development could be limited for lack of capital, and we could be obliged to seek additional financing. We cannot give any assurance that such funds will be available when needed, or that they would be available on terms acceptable to us. If we are unable to obtain additional financing, our ability to implement our plan of operation will be materially and adversely affected.

OUR AUDITORS HAVE RAISED DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         In light of the losses we have incurred and our need for additional capital, we may never become profitable or continue as a going concern. Our independent auditors have indicated that our financial condition raises substantial doubt about our ability to continue as a going concern.

MANAGEMENT HAS LIMITED EXPERIENCE IN THE SUN CARE INDUSTRY.

         Prior to founding IHealth, our management team had had no experience in the sun care industry. The sun care industry is highly specialized and management of the companies with whom we compete have significantly more experience than our management in sun care. This lack of experience may be detrimental to the continued implementation of our business model, the establishment of our brand, and our ability to effectively compete in our industry.

WE ARE DEPENDENT UPON THE SERVICES OF OUR PRESIDENT AND VICE PRESIDENT.

         Loss of the services of Mr. John or Mr. Miller from disability or otherwise could leave us without sufficient managerial personnel, and the employment of substitute managers could require increased compensation. While we are party to an employment agreement with each of them through April 15, 2007, such contracts do not bar Mr. John or Mr. Miller from resigning; they only protect them from involuntary dismissal. We do not have key man insurance on Mr. John or Mr. Miller.

BECAUSE THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, YOU MAY FIND IT DIFFICULT OR IMPOSSIBLE TO SELL OUR SHARES.

         There is no public market for our common stock, and there can be no assurance that a public market will ever be established. Absent a public market for our common stock, purchasers will face significant obstacles if they wish to resell the shares. An investment in our shares should therefore be considered illiquid. In the future we may attempt to establish a public market for our common stock. Even if a public market is established, it is unlikely a liquid market will develop. Because of our relatively small size and limited revenues, the investment community may show little or no interest in our securities and investors may not be readily able to liquidate their investment, if at all.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY, AND WE CANNOT GUARANTEE THAT WE CAN SUCCESSFULLY COMPETE.

         The sun care industry is very competitive, and we will be competing with a number of established companies including Hawaiian Tropic, Coppertone, Panama Jack, and Banana Boat. We are at a competitive disadvantage in attracting retailers and new customers due to our relatively small size and the limited scope of our product lines. Our competitors are larger and more diversified than IHealth, and have greater financial resources. We cannot predict the degree of success, if any, with which we will meet competition in the future.

USE OF BORROWED FUNDS FOR BUSINESS GROWTH WILL INCREASE RISK.

         We may in the future seek to borrow monies from banks or other lenders, and to purchase inventory on terms. Investors should be aware that the use of borrowed monies could result in substantial interest expense and the company's assets being mortgaged and possibly foreclosed. Such expenses could divert monies from operations, and inability or any other failure to make payments when due could result in legal action against the company.

MANAGEMENT WILL CONTINUE TO CONTROL THE COMPANY.

         Our company's officers presently own 59.3% of IHealth's outstanding stock, and the sale of all the shares described in this prospectus will not change their percentage. Accordingly, they will be able to elect all the company's directors should they so choose.


           CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

         Some of the information in this prospectus may contain forward-looking statements. These statements can be identified by the use of forward-looking words such as "may", "expect", "anticipate", "estimate", "continue", or similar words. These statements discuss future expectations, contain projections of results of operations or financial conditions, or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The risk factors noted in this section could cause our actual results to differ materially from those contained in any forward-looking statement.


                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 2003. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. (This table does not reflect the sale of 5,000,000 shares of stock to a private investor in October 2003 for which we received $50,000; nor does it give effect to the issuance of up to 12,080,000 shares issuable upon the exercise of currently outstanding warrants.)

                                                        September 30, 2003
                                                            (unaudited)
                                                        ------------------

         Total assets ..................................     $ 110,834

         Current liabilities ...........................     $ 169,901

         Equity subject to rescission ..................     $  26,500

         Common stock, $.0001 par value,
         200,000,000 shares authorized,
         63,970,000 shares issued and
         outstanding ...................................     $   6,397

         Additional paid-in capital ....................     $ 199,874

         Accumulated deficit ...........................     $(291,838)
                                                             ---------
         Total stockholder's equity (deficit) ..........     $ (85,567)
                                                             =========


                                 USE OF PROCEEDS

         IHealth will not receive any proceeds from the sale of shares by the selling security holders.


                             SELECTED FINANCIAL DATA

         The following summary of our financial information has been derived from the financial statements that are included in this prospectus. (This summary does not reflect the sale of 5,000,000 shares of stock to a private investor in October 2003 for which we received $50,000.)

Statement of Operations Data:
                                   April 20, 2002         Nine Months Ended
                                (inception) through       September 30, 2003
                                 December 31, 2002           (unaudited)
                                 -----------------        ------------------
Net sales .......................   $        0               $   10,782
Operating expenses ..............   $   95,202               $  198,146
Net loss ........................   $  (95,707)              $ (196,131)
Net loss per weighted average
   shares outstanding ...........   $     (.00)              $     (.00)
Weighted average common
   shares outstanding ...........   42,500,000 (1)           47,472,000

(1) The references to the number of shares of stock authorized, issued, or outstanding have been stated as though the increase in IHealth's authorized stock effected by the amendment to its charter filed February 19, 2003, had been effective from inception.

Balance Sheet Data:
                                                         September 30, 2003
                                 December 31, 2002          (unaudited)
                                 -----------------       ------------------

Current assets ..................   $   71,366               $  104,240
Current liabilities .............   $   75,125               $  169,901
Working capital (deficit) .......   $   (3,759)              $  (65,661)
Total assets ....................   $   72,168               $  110,834
Total liabilities ...............   $  163,625               $  196,401
Total stockholders' (deficit) ...   $  (91,457)              $  (85,567)

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

         The following discussion should be read together with the information contained in the financial statements and related notes included elsewhere in this prospectus.

Critical Accounting Policies

         We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis or Plan of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see the Notes to the December 31, 2002 Financial Statements. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

         Revenue is recognized on sales of products when the customer receives title to the goods, generally upon delivery. Revenue is recorded on a gross basis, since the Company is responsible for fulfillment, including the acceptability of the products and services ordered by the customer. In the event the Company places any merchandise on consignment, the related sales from such merchandise will be recorded when such merchandise is sold by the retailer.

Start-up Costs

         Costs of start-up activities, including organization costs, are expensed as incurred, in accordance with Statement of Position (SOP) 98-5.

Provision for Slow Moving and Obsolete Inventory

         The Company writes down its inventory for estimated unmarketable inventory or obsolescence equal to the difference between the cost of inventory and the estimated market value based on assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Accounts Receivable; Allowance for Doubtful Accounts

         The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Plan of Operation

         While we did not realize any revenues in calendar 2002, we did generate $10,782 in revenues for the nine-month period ending September 30, 2003. These revenues derived from sales of our TeekaTan sun care products. To date, activities have been limited to development of our business plan, launching our TeekaTan product line, and development of our advertising plan.

         To date, we have marketed to beach locations in south Florida, but in the next four to eight weeks, we intend to employ a full time sales person to service existing accounts in Florida and market to new accounts in west Florida. We are also considering the use of independent distributors, and in the next six to 12 months, we plan to market our product in other states. We sell primarily to individually owned beach front stores with high volume tourist traffic; when we have better established our brand name, we will seek to transition to some of the larger retailers and retail chains. At present, our products are sold at 55 locations; over the next 12 months, we expect to expand the number of such outlets to more than 100. We anticipate that additional outlets will result in increased sales, allowing us to purchase bottles, caps, lotions, and labels in quantities eligible for volume discounts.

         We currently sell an SPF 4, SPF 15, SPF 30, and SPF 45 lotions, an aloe vera cooling gell, a SPF 30 lip balm, and SPF 0 and SPF 6 dark tanning oils. Over the next 12 months, we plan to add an SPF 15 oil. We do not view research to be important at this stage of our development, but we do intend to introduce new products developed by our manufacturer.

         We currently employ three people, who are engaged on a part time basis in day to day operations, sales, customer service, and promotional activities. Within the next four to eight weeks, we intend to employ a full-time sales person. We anticipate his or salary will amount to approximately $500 per week. Officers' salaries have been deferred until March 2005, but monthly payments will commence earlier if we begin to have positive cash flow.

         We do not presently contemplate any significant purchase of plant or equipment, nor do we presently contemplate any merger or acquisition, but implementation of our business plan will nevertheless require additional capital for payment of salaries and purchase of product if sales do not significantly increase over the next 12 months. While we are unable to predict at this time the exact amount that will be required, the raising of such capital will involve the sale of equity or debt securities. As described below, we currently have no commitments to provide us with any additional working capital. If we do not have sufficient working capital to implement our plan of operation, it is likely that we will be required to cease operations. As a result of this uncertainty, persons who cannot afford a complete loss of their investment should not purchase our securities.

         To date, we have funded our operations through the sale of common stock and warrants to 40 accredited investors. The proceeds from such sales amounted to $269,521. In light of the deferral of salaries for our three officers, we believe that such funds, combined with even minimal sales, will be sufficient to satisfy our cash requirements over the next 12 months.

         We do not presently intend to merge with or acquire another company, and given our specific business plan and operations, we do not consider ourselves to be a "blank check company" as that term is defined in Regulation C, Rule 419 under the Securities Act of 1933.

Liquidity and Capital Resources

         As of January 31, 2004, cash on hand amounted to $80,261. Management believes these funds will meet our requirements for the next six months, but if we are unable to substantially increase sales within the next 12 months, we will have to raise additional funds. Our working capital deficit at September 30, 2003, was $(65,661), but in October 2003, we received an additional $50,000 of investment from an unrelated investor. The deficit has mainly been the result of accrued salaries. Our three senior officers have agreed to defer payment of their salaries until March 2005, or such earlier date as we begin to have positive cash flow. In light of the deferral of salaries, we believe our cash resources are sufficient to continue operations.

         Net cash flow from operating activities for the period April 20, 2002 (inception) to September 30, 2003 was $(133,597), which amount includes $169,500 of accrued salary for senior management. Investment in computer equipment and software amounted to $962 in 2002.

         Over the next 12 months, we anticipate that we will require approximately $25,000 for working capital, particularly for increasing our inventory of existing and new products, for salaries and wages, and for increased marketing and advertising. Unless sales significantly increase over the next 12 months, we will not have significant working capital to hire additional employees, purchase additional equipment, increase our levels of inventory, or otherwise pursue our business plan. In that event, we intend to seek additional capital in the private and/or public equity markets to implement our plan of operation. We do not have any commitments from any holders of our outstanding warrants to exercise the warrants, and we cannot assure you that they will ever be exercised. In addition, we have no commitments from any third parties to provide additional equity or debt funding to us, and we cannot guarantee you that we will be successful in locating such additional funding.

         If we seek additional funds through the issuance of equity securities, existing stockholders may experience significant dilution. Further, we may not be able to obtain additional financing when needed or on terms favorable to our stockholders or us. Because we have no commitment for additional capital, we cannot guarantee you that we will be successful in raising such additional funds as we may need to fund our operations until such time, if ever, as we generate sufficient revenues to fund our working capital needs. If we are unable to raise sufficient working capital when and as needed, we could be required to cease operations.

         The report of our independent auditors on our financial statements as of December 31, 2002 contains an explanatory paragraph expressing uncertainty with respect to our ability to continue as a going concern. We are not generating significant revenues to fund operations, and had an accumulated deficit of ($291,838) at September 30, 2003. We anticipate that our use of cash will be substantial for the foreseeable future, and could exceed our cash flow from operations during the next 12 months and thereafter, absent a significant increase in sales. If needed, we would seek to raise the additional cash required through the issuance of equity and/or debt securities. There can be no assurance, however, that such financing will be available on terms satisfactory to management. If we do not obtain additional financing, we will be unable to continue to implement our business plan and may be required to cease operations.


                                    BUSINESS

         IHealth Inc. plans to be a marketer and distributor of a broad line of high quality, value-priced sun care products in the United States and internationally. All the company's sun care formulations are registered with the FDA and comply with FDA labeling standards. While we do not presently offer any other products or services, we may in the future offer additional health related items, such as vitamins, minerals, and aloes, and health related services and apparel.

         We presently distribute sunscreen lotions affording "moderate" protection, and one which provides "high" (SPF 45) protection. We also sell a tanning lotion, an aloe vera sun cooling gel, and an SPF 30 lip balm.

         We were organized under the laws of Delaware in April 2002. Our principal executive offices are located at 5499 N. Federal Hwy., Suite D, Boca Raton, Florida 33487, and our telephone number is (561) 989-3600. Our fiscal year end is December 31.

Manufacture; No Independent Research or Development

         Our products are manufactured by Product Quest Manufacturing, Holly Hill, Florida, a large manufacturer of sun care products which affixes our labels after review for FDA compliance, and ships the product to us for distribution. We do not have any written contracts with Product Quest, relying on purchase orders accompanied by a deposit. By this approach, we purchase on an as needed basis and do not have any minimum purchase requirements, but Product Quest is free to increase its prices at any time. Inasmuch as there are other manufacturers who would be appropriate suppliers, we do not believe the absence of a contract poses any material risk.

         All our products are developed and tested by our manufacturer; we do not have an independent program of research or product development.

Markets and Marketing

         We intend to market our products to drug stores, supermarkets, surf shops and other retail outlets, especially in sunnier geographic regions such as the Southwest United States and Florida. To date and for the immediate future, our sales efforts will be focused on Florida.

         We will also seek to sell over the Internet. We maintain a website ("www.TeekaTan.com") and have made a limited number of sales and sent a number of samples to potential customers ordering over the Internet. (The information contained on our website is not part of this prospectus.)

         Our products are subject to some seasonality. In Florida, the market for sun care products is greatest in the fall and winter months, coinciding with the arrival of out-of-state visitors.

Competition

         Sun care sales in Florida are dominated by six brands: Coppertone, Banana Boat, Hawaiian Tropic, Neutrogena, Australian Gold, and private label. As a group, these brands accounted for 82.6% of sales in Florida in 2002 and slightly more in 2003. Management believes such concentration is the case in most markets in the United States.

         While we are a new company and relatively insignificant in the sun care industry, we believe we can compete on the basis of price, offering retailers higher profit margins. We also believe that customers on vacation expect to see brands different from those to which they are accustomed, which will facilitate market entry.

         We are presently working on an advertising plan which will include both print advertising and further development of our Internet website.

The Sun Care Industry

         With greater awareness of the dangers of ultra violet radiation, sales of sun care products have witnessed good growth in the United States in recent years. Expose, an industry specific electronic magazine published at www.ecrm-online.com/Expose/V7-1V7-1-contents.asp, citing various market research sources, reports that U.S. sales of sun protection products reached $635 million in 2001, up from $479 million in 1996, a compound annual growth rate of 5.8%. Citing another research group, it reports that sunscreen and sunblock sales amounted to $293 million in the 52 week period ending May 17, 2003, an increase of 3% over the previous 52 week period; sunscreen and sunblock products with an SPF rating of 15 or higher are expected to approach $400 million in 2005. In light of continuing efforts by government and industry to increase consumer education levels about the importance of sun protection, we believe the market for sun care products will continue to grow.

Intellectual Property

         To protect our rights to intellectual property, we plan to rely on a combination of trademark, copyright law, trade secret protection, confidentiality agreements, and other contractual arrangements with our employees, suppliers, and others. We have applied for registration of our trademark, but our application is still pending.

         These steps may not be adequate to deter misappropriation of our proprietary information. We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Effective trademark, copyright and trade secret protection may not be available in every country in which we may offer our products. Failure to adequately protect our intellectual property could harm our brand, devalue our proprietary content, and affect our ability to compete effectively. Further, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could adversely affect our business, results of operations, and financial condition.

         Although we do not believe any of our products or trademarks infringe on the intellectual property rights of others, other parties may assert infringement claims against us or claims that we have violated a patent or infringed a copyright, trademark, or other proprietary right belonging to them. Such claims, even if not meritorious, could have an adverse impact on our operations and financial condition.

Government Regulation

         The U.S. Food and Drug Administration ("FDA") regulates the ingredients which may be used in suntan lotions, their combination, and their concentration, for both safety and effectiveness. The FDA also sets standards for rating sunscreens' effectiveness in blocking UV rays.

         All sunscreens are required to have an "SPF" number on the label (SPF stands for "Sun Protection Factor"). A higher number means it protects longer. Products with an SPF of 2 to 11 are deemed to provide minimal sun protection; products with an SPF of 12 to 30 are deemed to be moderate sun protection products, and those with SPF values of 30 or above are deemed to be high sun protection products. The SPF value is determined by testing on 20 to 25 live humans, using a solar simulator. Our manufacturer assures us that the lotions and cremes which it supplies us have all been tested and meet FDA requirements.

         In addition to the SPF value, labeling must identify active and other ingredients, indications for use, certain warnings (as for example exposure to eyes), directions for use, and specific information if it is claimed to be "water resistant". FDA regulations prescribe both the information to be presented and the format for such presentation. We believe our labeling meets all such requirements.

         The manufacture of FDA regulated sunscreens must be performed in approved facilities. We are advised that our manufacturer has all required approvals.

Employees

         As of the date of this prospectus, our three officers, Brian John, Richard Miller, and Frank Benedetto, are our only employees. All of such officers currently work for our company part-time.

Property

         At the present time, we share approximately 2,500 square feet of office space with Mirador Consulting, Inc., an affiliate of Messrs. John and Miller. We pay $1,000 per month for the use of such space on a month to month basis. We believe this space is sufficient to meet our current needs.

Legal Proceedings

         We are not a party to any material legal proceeding, nor are any of our officers, directors or affiliates a party adverse to us in any legal proceeding.


                                   MANAGEMENT

Directors and Executive Officers

         The following table sets forth the names, positions held and ages of our executive officers and directors. All directors serve for one year and until their successors are elected and qualify. Officers are elected by the board of directors and their terms of office are at the discretion of the board.

 Name                       Age               Position
 ----                       ---               --------

 Brian S. John               35               President, CEO and director

 Richard A. Miller           36               Vice-President and director

 Frank V. Benedetto, Jr.     32               Secretary, treasurer and director

         Brian S. John has been an officer and director of IHealth since its inception. He is also president of Mirador Consulting, Inc., a corporate consulting firm in Boca Raton, Florida, which he founded in 2001. Mirador is the firm with which IHealth shares space. From May 2001 to March 2002, he served as vice president and director of Disease Sciences, Inc.; in March 2002 that company was sold. From December 2000 to May 2001, he was self employed as an independent business consultant. From March 1998 until December 2000, Mr. John was sales manager for International Internet, working particularly for its CigarCigar.com / StogiesOnline.com division. From December 1996 until March 1998, he was a stockbroker with various brokerage firms, most recently registered as a representative at GKN Securities, where he held both a Series 7 and a Series 63 license. From May 1991 until April 1996, Mr. John served as northeast area sales director for Dine-A-Mate, Inc., an entertainment and dining guide that was later acquired by CUC International. Mr. John studied Liberal Arts at Kutztown State University, Kutztown, Pennsylvania, from 1986 until 1991.

         Richard A. Miller has served as vice president and a director of IHealth since April 2002. He also serves as corporate secretary of Mirador Consulting, Inc., which he joined in March 2001, and with which IHealth shares space. From February 2000 to March 2002, Mr. Miller served as a consultant to Pacific Continental Securities, a securities brokerage firm in New York City, helping to train brokers and serve and maintain investment banking clients, and as a consultant to Dayton Scott, a corporate consulting firm, from 1999 to 2000. In 1998, he was a recruiting manager for Robert Half International in New York City and from 1997 to 1998, he was a registered representative for VTR Capital in New York. Mr. Miller received a B.S. in Marketing from the State University of New York at Oswego in 1990.

         Frank V. Benedetto Jr. has been Secretary, Treasurer and a Director of IHealth since April 2002. Mr. Benedetto also works with Mirador Consulting, an affiliate of Messrs. John and Miller. From September 2001 to April 2002, he was employed by Disease Sciences, a biotech research company in Boca Raton, Florida. From April 2001 to September 2001 Mr. Benedetto was a registered representative with National Securities, a securities brokerage firm in Fort Lauderdale, Florida, and from September 2000 to April 2001, he was a registered representative with First Liberty Securities in Fort Lauderdale, Florida. From 1999 to 2000, he was a registered representative with Joseph Charles, a securities brokerage firm in Boca Raton, Florida. From 1996, he served as president of Skyline Limousine, which he sold in 1997. Mr. Benedetto graduated from Lynn University in Boca Raton in 1994 with a BS in behavioral sciences.

Employment Agreements

         We have employment contracts with our president, Brian John, and with our vice president, Richard Miller, which extend for a period of five years from the effective date, April 15, 2002. Under the terms of such contracts, Messrs. John and Miller are each entitled to a salary of $35,000 for the 12-month period April 15, 2002 through April 14, 2003; $50,000 for the 12-month period ended April 14, 2003; $75,000 for the 12-month period ended April 14, 2004; $100,000 for the 12-month period ended December 31, 2005; and $150,000 for the 12-month period ended April 14, 2006. Such contracts may be terminated by the company with or without cause on 30 days' notice. In the event Mr. John or Mr. Miller voluntarily resign or are dismissed for cause, their compensation ceases as of the date of termination, but their rights to any other compensation benefits (such as stock options, if any) would be governed by the terms of such plan. Under the terms of their contracts, Messrs. John and Miller have agreed to defer payment of their salaries until March 2005, or such earlier date as we begin to have positive cash flow. Until then, their salaries will accrue. Accrued salaries are to be paid in March 2005 or at such earlier time as our assets exceed $500,000. Their contracts further provide that our board of directors may continue to defer payment of accrued salaries if the board deems such deferral to be in the best interests of the company.

Executive Compensation

         The following table sets forth information relating to all compensation awarded to, earned by, or paid by us to executive officers during the period of April 20, 2002 (inception) to December 31, 2003. No officer earned more than $100,000 in 2002.

Summary Compensation Table

 Name and Principal Position                 Year                Compensation(1)
 ----------------------------               ------               --------------
 Brian S. John, President                   2002(1)                  $25,000
                                            2003(1)                  $45,625
 Richard A. Miller, Vice President          2002(1)                  $25,000
                                            2003(1)                  $45,625
 Frank Benedetto Jr.                        2002(1)                  $25,000
                                            2003(1)                  $45,625

(1) Substantially all our officers' salaries have been accrued since inception, and will continue to be accrued until cash flow permits payment in whole or in part. As of September 30, 2003, accrued salaries amounted to $169,500.

Director Compensation

         Members of our board of directors do not receive compensation for serving in such positions.

No Options Granted to Officers or Directors

         No options to purchase shares of our common stock have been granted to any officer or director of IHealth since inception.

No Stock Option or Long Term Incentive Plans

         We do not currently have any stock option plan or long term incentive plan ("LTIP").

Limitation on Liability and Indemnification Matters

         Section 145 of the Delaware General Corporation Law provides for indemnification of our company's officers, directors, employees and agents.
Section 145 permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action which they had no reasonable cause to believe was unlawful.

         Our Certificate of Incorporation provides that our directors are protected from personal liability to the fullest extent permitted by law.
Article VII of our bylaws provides that the company will indemnify its officers as well as directors, to the fullest extent permitted or authorized by the Delaware General Corporation Law against all expenses, liabilities, fines and losses arising out of such person's status as a director, officer, agent, employee or representative. Accordingly, stockholders may, under certain circumstances, have more limited recourse against IHealth's officers and directors than would be the case in the absence of such provisions. Our bylaws also provide that IHealth will advance any expenses incurred by an officer or director in defending a civil or criminal proceeding, provided such person agrees to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling IHealth pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following reflects certain transactions and relationships between the company and management.

Initial Stock Transactions

         Incident to IHealth's organization and initial financing, 42,500,000 shares of common stock were issued to the company's initial directors at $.0001 per share (par value). Of these, 15,000,000 were issued to Mr. Brian John, our company's president, 15,000,000 were issued to Mr. Richard Miller, a vice president, and 12,500,000 were issued to Mr. Frank Benedetto, our secretary/treasurer. At the time of such issuance, IHealth had no other stockholders.

Use of Space

         We utilize approximately 1,500 square feet of space at the offices of Mirador Consulting, Inc. in Boca Raton, Florida, for which we pay $1,000 per month. Both our president, Mr. John, and our vice president, Mr. Miller, are officers of Mirador Consulting. There is no written lease agreement, and it is anticipated that we will move to our own offices when cash flow permits.

Accrued salaries

         As pointed out above, our three officers had accrued salaries as of September 30, 2003, in the amount of $56,500 each. Such officers have agreed to defer payment of their salaries until March 2005, or such earlier date as we begin to have positive cash flow. Until then, their salaries will accrue. Accrued salaries are to be paid in March 2005 or at such earlier time as our assets exceed $500,000. Under the terms of their contracts, our board of directors may further defer payment of accrued salaries if the board deems such deferral to be in the best interests of the company.

No Commissions for Management Incident to This Offering

         No commissions will be paid to officers or directors of the company in connection with this offering.


                             PRINCIPAL SHAREHOLDERS

         As of the date of this prospectus, there were an aggregate of 71,720,000 shares of common stock issued and outstanding. The following table sets forth, as of the date hereof, information known to us relating to the beneficial ownership of shares of common stock by:

         * each person who is the beneficial owner of more than 5% of the outstanding shares of common stock;

         *  each director;

         *  each executive officer; and

         *  all executive officers and directors as a group.

Except as otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

         Under applicable securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from the date of this prospectus upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him or her (but not those held by any other person) which are exercisable within 60 days of the date of this Prospectus, have been exercised or converted.

 Name and Address of                                              Percentage
  Beneficial Owner                    Amount owned(1)             of Class
 -------------------                  ---------------             ----------
 Brian S. John                          15,000,000                   20.9%
 5499 N. Federal Hwy. (ste. D)
 Boca Raton, FL 33487

 Richard A. Miller                      15,000,000                   20.9%
 5499 N. Federal Hwy. (ste. D)
 Boca Raton, FL 33487

 Frank V. Benedetto                     12,500,000                   17.5%
 5499 N. Federal Hwy. (ste. D)
 Boca Raton, FL 33487

 James McKay                             5,000,000(2),(3)             7.0%
 PMB 6, Townsville Mall Centre
 Queensland, 4816 Australia

 Michelle Serenberg                      5,000,000                    7.0%
 9907 Moss Pond Drive
 Boca Raton, FL 33496

 James E. Simmons                        5,000,000                    7.0%
 7804 Virginia Lane
 Falls Church, VA 22043

 All Officers and Directors             42,500,000                   59.3%
 As a Group (3 persons)
___________

(1) All shares are owned beneficially and of record by the person or persons indicated, except as indicated in the succeeding notes.

(2) Includes 2,000,000 shares which may be purchased by exercise of Series A, B and C Warrants at any time before July 26, 2007.

(3) Includes 2,250,000 shares and 1,500,000 warrants registered in the name of Mr. McKay's wife and/or children.


                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 200,000,000 shares of common stock, $.0001 par value per share. As originally filed, our charter authorized the issuance of 2,000 shares, par value $.01 per share. Between inception and February 19, 2003, the Company issued 13,070,000 shares of its common stock. Insofar as the number issued exceeded the number authorized, such issuance was subject to amendment of the Company's charter. On February 19, 2003, the Company's charter was amended to authorize the issuance of 200,000,000 shares, par value $.0001 per share. In September 2003, the 33 investors who had purchased shares before February 19, 2003, were offered the opportunity to rescind their investment, but all of such investors elected not to do so and waived any claims against the company on account of such issuance. All references in this prospectus to the number of shares authorized, issued, or outstanding have been stated as though such increase in IHealth's authorized stock had been effective from inception.

         As of the date of this prospectus, there are 71,720,000 shares of common stock issued and outstanding. Our charter does not authorize the issuance of preferred stock, and no such shares have been issued or are outstanding.

Common Stock

         Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights and holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share pro rata in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

         As of the date of this prospectus, IHealth had 43 stockholders, 37 of whom also held warrants.

Warrants

         We have issued and outstanding warrants to purchase a total of 12,080,000 shares of our common stock, including:

      * Series A warrants to purchase up to 2,416,000 shares at an exercise price of $0.25 per share,

      * Series B warrants to purchase up to 6,040,000 shares at an exercise price of $0.37 per share,

      * Series C warrants to purchase up to 3,624,000 shares at an exercise price of $0.50 per share.

Other than the exercise price, all series of the warrants are identical. The warrant exercise price will be subject to adjustment in the event of stock splits, dividends and similar events.

         The Series A, B and C warrants expire on July 26, 2007. We may call any warrant series or all of the warrants at any time upon 15 days prior written notice at a call price of $.0001 per share, but only if the average closing rice of our common stock should be at or above $1.00 per share for 10 consecutive trading days. Warrant holders will have this 15 day period during which to exercise the warrants so called. In the event the warrants which have been called are not exercised during the 15 day period, the warrant holder will receive the call price and the warrants will expire.

         None of the foregoing warrants have been exercised as of the date hereof.

Dividend Policy

         No dividends have been paid on the shares of our common stock, and we do not anticipate the payment of cash dividends in the foreseeable future. We anticipate that, for the foreseeable future any profit we report will be devoted to our future operations and that cash dividends would not be paid to our shareholders.

Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is Florida Atlantic Stock Transfer, 7130 Nob Hill Road, Tamarac, Florida 33321. Its telephone number is (954) 726-4954.

                              SELLING STOCKHOLDERS

         The following table sets forth

         *  the name of each selling stockholder,

         *  the number of shares owned,

         *  the number of warrants owned, and

         * the number of shares being registered for resale by each selling stockholder.

         All of the shares owned by the selling stockholders may be offered hereby. Because the selling stockholders may sell some or all of the shares owned by them, and because there are currently no agreements, arrangements or understandings with respect to any such sales, no estimate can be given as to the number of shares that will be held by the selling security holders upon termination of any offering made hereby. If all the shares offered hereby are sold, the selling stockholders will not own any shares after the offering.

                                                                                     Shares attributed if all
                                                                                     outstanding shares are
                                                                                     sold but warrants are
 Name of                       Number of       Number of       Number of             not exercised
 selling                       shares          warrants        shares which may      ------------------------
 security holder               owned           owned           be offered(1)           Number      Percentage
 ------------------------      ----------      ----------      ----------------      ----------    ----------
 Richard Alberti ........         300,000         200,000         500,000               200,000         *
 Robert Bauer ...........         150,000         100,000         250,000               100,000         *
 Phillip Bischof ........         600,000         400,000       1,000,000               400,000         *
 Patrick Blees ..........         150,000         100,000         250,000               100,000         *
 Bob Bralley ............         150,000         100,000         250,000               100,000         *
 Darrell L. Brubaker(2) .       1,600,000       1,066,666       2,666,666             1,066,666        1.3%
 Brubaker Grain (3) .....         500,000         333,333         833,333               333,333         *
 Martin Scott CFO
   Consulting Services,
   Inc.(4) ..............       1,000,000              --       1,000,000                    --        --
 John P. Christensen ....         500,000         333,333         833,333               333,333         *
 Maurice & Reinaldo Costa       1,000,000         666,667       1,666,667               666,667         *
 James W. Coughlin ......         300,000         200,000         500,000               200,000         *
 Raymond S DeMarco Jr ...         150,000         100,000         250,000               100,000         *
 Anne DeVore ............         150,000         100,000         250,000               100,000         *
 Brian Donohue ..........         150,000         100,000         250,000               100,000         *
 Leonard Doorn ..........         300,000         200,000         500,000               200,000         *
 David J. Gabauer .......         300,000         200,000         500,000               200,000         *
 James Gabauer ..........         450,000         300,000         750,000               300,000         *
 GSII Corporation .......         150,000         100,000         250,000               100,000         *
 Frank Haberstroh .......         150,000         100,000         250,000               100,000         *
 Alfredo Hernandez ......         300,000         200,000         500,000               200,000         *
 Donnie Hoffard .........         150,000         100,000         250,000               100,000         *
 Gordon & Colleen Johnson       2,000,000       1,333,333       3,333,333             1,333,333        1.6%
 Kurt Johnson ...........         150,000         100,000         250,000               100,000         *
 Leonard A. Kayafas .....         150,000         100,000         250,000               100,000         *
 Randall Loper ..........         150,000         100,000         250,000               100,000         *
 Rita Loper .............         150,000         100,000         250,000               100,000         *
 Mark & Lauri Martinez ..         150,000         100,000         250,000               100,000         *
 James McKay(5) .........       3,000,000       2,000,000       5,000,000             2,000,000        2.4%
 James Olsen ............       1,000,000         666,667       1,666,667               666,667         *
 On-Line Obituary Service         150,000         100,000         250,000               100,000         *
 Richard Rodeman ........         300,000         200,000         500,000               200,000         *
 Michelle Serenberg .....       5,000,000              --       5,000,000                    --         *
 James E. Simmons.. .....       5,000,000              --       5,000,000                    --         *
 Arlene Solomon .........         270,000         180,000         450,000               180,000         *
 Mark Solomon ...........       2,100,000       1,400,000       3,500,000             1,400,000        1.7%
 Rakesh Taneja ..........         150,000         100,000         250,000               100,000         *
 Edward Winders .........         300,000         200,000         500,000               200,000         *
 Gary B Wollan ..........         150,000         100,000         250,000               100,000         *
 John Younts ............         150,000         100,000         250,000               100,000         *
 Herman J. Zwald ........         300,000         200,000         500,000               200,000         *
                               ----------      ----------      ----------            ----------
                               29,120,000      12,080,000      41,200,000            12,080,000

___________
 *  Less than one percent

(1) Includes 12,080,000 shares which may be acquired by exercise of the outstanding Series A, B and C Warrants.

(2) Does not include the 500,000 shares and 333,333 warrants owned by Brubaker Grains, which company is controlled by Mr. Brubaker.

(3) Does not include the 1,600,000 shares and 1,066,666 warrants owned by Mr. Brubaker, who controls Brubaker Grains.

(4) Issued in consideration of consulting services.

(5) Includes 2,250,000 shares and 1,500,000 warrants registered in the name of Mr. McKay's wife and/or children.

         Except for Martin Scott CFO Consulting Services, Inc., which has served as a financial consultant to the company, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.


                              PLAN OF DISTRIBUTION

         Selling stockholders may from time to time sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded, or in transactions with market makers, or with private investors. No selling stockholder is obliged to sell any of his or her shares described in this prospectus, but until the shares are quoted on a public market such as the OTC Bulleting Board, sales under this prospectus must be made at $.02 per share. Neither our common stock or our warrants are presently traded on any market or securities exchange.

         Sales of our securities by selling stockholders will typically involve one of the following:

      * Sales in the over-the-counter market or on an exchange on which our shares may be in the future be listed, or through sales to underwriters who acquire the shares for their own account and resell them in one or more transactions, or through broker-dealers;

      * Sales in transactions other than on an exchange or in the over-the-counter market, including sales in privately negotiated transactions, or dispositions for value by a selling stockholder to its partners or members subject to rules relating to sales by affiliates; or

      * Transfers in exchange for securities issued by companies other than ours.

         Sales may be effected by other means, which can be explained by registered broker dealers, accountants, or attorneys, and after registration the shares may be used for margin or otherwise pledged, optioned, sold short, or otherwise subjected to contracts with others. Selling stockholders may also sell their securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory. We cannot assure that all or any of the selling stockholders' shares will be sold by the selling stockholders or any of them.

         Selling stockholders and any brokers, dealers, or agents effecting the sale of any of the shares described in this prospectus may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders may retain an underwriter to assist in the sale of their securities, but we are not aware that any selling stockholder has entered into any agreement with an underwriter. If we become aware of any such arrangements in the future, we would be required to amend this prospectus to describe such arrangements, and the underwriter, if a registered broker-dealer, would be required to obtain approval of its compensation arrangements from the National Association of Securities Dealers.

         We have agreed to pay all fees and expenses incident to the registration of the shares (estimated at $42,000), but we are not responsible for brokerage commissions or underwriter discounts. We have also agreed to qualify or register the selling stockholders' shares, and pay any fees incident to such qualification or registration in such states as a selling stockholder may reasonably request, provided we are not required to execute a general consent to service of process or to qualify as a foreign corporation to do business in such jurisdiction. Persons other than the selling stockholders named above may not sell their shares under this prospectus unless a post-effective amendment has been filed with the Securities and Exchange Commission. We are not obliged to pay the expenses incident to any such offering.

         The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to the provisions of the Securities Exchange Act of 1934 and the rules and regulations under that act, including Regulation M. These provisions may restrict certain activities of selling security holders (and their assignees and other successors in interest) and limit the timing of purchases and sales of their securities. Under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. These limitations may affect the marketability of the securities.

         We have agreed to indemnify the selling stockholders, and any underwriter acting on their behalf, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the selling stockholder or their underwriters may be required to make in respect of such liabilities.

         We have not registered the shares for sale by the selling stockholders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which sales are to occur or the existence of an exemption from registration.


                             PENNY STOCK REGULATIONS

         In the event we establish a public market for our common stock, and the trading price for such stock is less than $5.00 per share, our common stock would be considered a "penny stock". In that event, trading would be subject to the requirements of Rule 15g-9 under the Securities Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. On account of these factors, a market in our common stock may never develop.


                      OTHER SHARES ELIGIBLE FOR FUTURE SALE

         At the date of this prospectus, there are 71,720,000 shares of common stock issued and outstanding and warrants to purchase an additional 12,080,000 shares, all of which are restricted securities. Of the shares outstanding, 29,120,000 are currently eligible for resale pursuant to this prospectus.

The remaining shares, which are owned by our officers and directors, are eligible for sale under Rule 144. In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration up to one percent of our then outstanding common stock within a three month period. Provided they are not "affiliates" of the company, shareholders who have owned their shares for at least two years may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.


                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Don A. Paradiso P.A., 2401 East Atlantic Blvd. Suite 314 Pompano Beach, FL 33062.


                                     EXPERTS

         The financial statements of IHealth, Inc. as of December 31, 2002, and for period from April 20, 2002 (inception) through December 31, 2002, incorporated in this prospectus have been audited by Radin Glass & Co. LLP., independent certified public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.


                             ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations.

         For further information concerning IHealth and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement. The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC's Public Reference Room upon payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, our registration statement and other filings made with the SEC through EDGAR will be publicly available through the SEC's Internet site, http//www.sec.gov.

         Following the effective date of the registration statement relating to this prospectus, we intend to furnish our shareholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

         Until _________, 2004 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  IHealth Inc.
                        (A Development Stage Enterprise)

                              FINANCIAL STATEMENTS
                       for periods ended December 31, 2002
                             and September 30, 2003



                                TABLE OF CONTENTS

Report of Independent Auditors with respect to
period ended December 31, 2002 ...............................................22

Balance Sheet as of December 31, 2002 ........................................23

Statement of Operations for period April 20, 2002
(Inception) through December 31, 2002 ........................................24

Statement of Changes in Stockholders' Deficit for
period April 20, 2002 (Inception) through December 31, 2002 ..................25

Statement of Cash Flows for period April 20, 2002
(Inception) through December 31, 2002 ........................................26

Notes to Financial Statements for period April 20,
2002, (Inception) through December 31, 2002 ...............................27-31

Consolidated Balance Sheet as of September 30, 2003 (unaudited) ..............32

Consolidated Statement of Operations for periods ended
September 30, 2003 (unaudited) ...............................................33

Consolidated Statement of Changes in Stockholders' Deficit for
period April 20, 2002 (Inception) to September 30, 2003 (unaudited) ..........34

Consolidated Statement of Cash Flows for periods ended
September 30, 2003 (unaudited) ...............................................35

Notes to Consolidated Financial Statements for period
September 30, 2003 ........................................................36-38

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders
IHealth Inc.


We have audited the accompanying balance sheet of IHealth Inc. (A Development Stage Enterprise) as of December 31, 2002, and the related statement of operations, changes in stockholders' deficit and cash flows for the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IHealth Inc. as of December 31, 2002 and the results of its operations and its cash flows for the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that IHealth, Inc. will continue as a going concern. The Company is not sufficiently capitalized for its business plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern as discussed in Note
1. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.


                                       Radin Glass & Co., LLP
                                       Certified Public Accountants
New York, New York
March 18, 2003 and
October 8, 2003 as to
Note 8

                                  IHealth Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                                December 31, 2002
________________________________________________________________________________


                                     ASSETS

CURRENT ASSETS
  Cash .............................................................   $ 71,366


Property and equipment, net ........................................        802
                                                                       --------

   TOTAL ASSETS ....................................................   $ 72,168
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accrued payroll ..................................................   $ 70,125
  Other liabilities ................................................      5,000
                                                                       --------

   TOTAL CURRENT LIABILITIES .......................................     75,125
                                                                       --------

EQUITY SUBJECT TO RESCISSION .......................................     88,500

COMMITMENTS AND CONTINGENCIES ......................................          -

STOCKHOLDERS' DEFICIT
  Common stock, $.0001 par value authorized 200,000,000 shares,
   43,500,000 shares issued and outstanding ........................      4,350
  Additional paid-in capital .......................................      9,900
  Stock subscription receivable ....................................    (10,000)
  Accumulated deficit during development stage .....................    (95,707)
                                                                       --------

   TOTAL STOCKHOLDERS' DEFICIT .....................................    (91,457)
                                                                       --------

   TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT .....................   $ 72,168
                                                                       ========

                        See Notes to Financial Statements

                                  IHealth Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations
       For the Period April 20, 2002 (Inception) through December 31, 2002
________________________________________________________________________________


REVENUES ..................................................        $          -

OPERATING EXPENSES
   Cost of revenues .......................................                 595
   General and administrative expenses ....................              95,042
   Depreciation ...........................................                 160
                                                                   ------------

   TOTAL OPERATING EXPENSES ...............................              95,202
                                                                   ------------

   OPERATING LOSS .........................................             (95,797)
                                                                   ------------

   OTHER INTEREST INCOME ..................................                 (90)
                                                                   ------------

   Net loss before income taxes ...........................             (95,707)
                                                                   ------------

   Income Taxes ...........................................                   -

   NET LOSS ...............................................        $    (95,707)
                                                                   ============

Weighted average number of common shares
   outstanding ............................................          42,500,000
                                                                   ============

Basic net loss per share ..................................        $      (0.00)
                                                                   ============

                        See Notes to Financial Statements

                                                        IHealth Inc.
                                              (A Development Stage Enterprise)
                                        Statement of Changes in Stockholders' Deficit
                             For the Period April 20, 2002 (Inception) through December 31, 2002
____________________________________________________________________________________________________________________________

                                               Common Stock          Additional
                                         ------------------------      Paid-in    Subscription    Accumulated
                                           Shares        Amount        Capital     Receivable       Deficit         Total
                                         ----------    ----------    ----------    ----------     ----------     ----------
Balance, April 20, 2002 (Inception)               -    $        -    $        -    $        -     $        -     $        -

Founder shares ....................      42,500,000         4,250             -             -              -          4,250

Subscription Receivable ...........       1,000,000           100         9,900       (10,000)             -              -

Net loss ..........................               -             -             -             -        (95,707)       (95,707)
                                         ----------    ----------    ----------    ----------     ----------     ----------

Balance, December 31, 2002 ........      43,500,000    $    4,350    $    9,900    $  (10,000)    $  (95,707)    $  (91,457)
                                         ==========    ==========    ==========    ==========     ==========     ==========

                                              See Notes to Financial Statements

                                                              25

                                  IHealth Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows
       For the Period April 20, 2002 (Inception) through December 31, 2002
________________________________________________________________________________


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss .......................................................     $(95,707)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Depreciation .................................................          160
  Changes in operating assets and liabilities:
    Other liabilities ............................................        5,000
    Accrued payroll ..............................................       70,125
                                                                       --------

    CASH FLOW USED IN OPERATING ACTIVITIES .......................      (20,421)
                                                                       --------

CASH FLOWS USED IN INVESTING ACTIVITIES:
    Purchases of equipment .......................................         (962)

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock .......................       14,250
    Subscription receivable ......................................      (10,000)
    Equity subject to rescission .................................       88,500
                                                                       --------

    CASH FLOW PROVIDED BY FINANCING ACTIVITIES ...................       92,750
                                                                       --------

    NET INCREASE IN CASH AND CASH EQUIVALENTS ....................       71,366

CASH AND CASH EQUIVALENTS, Beginning .............................            -
                                                                       --------

CASH AND CASH EQUIVALENTS, Ending ................................     $ 71,366
                                                                       ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid ..................................................     $      -
                                                                       ========

  Income taxes ...................................................     $      -
                                                                       ========

                        See Notes to Financial Statements

                                  IHEALTH, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
________________________________________________________________________________


1. ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

IHealth Inc. ("the Company") is a Delaware corporation, formed in April 2002 and is engaged in the business of marketing and retailing a broad line of high quality value-priced sun care products.

BASIS OF PRESENTATION

These financial statements have been prepared assuming the Company will continue as going concern. The Company has suffered losses amounting to $95,000. Currently, the Company is not sufficiently capitalized for its business plan. The factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company intends to raise additional financing through debt or equity in the near future to enable the Company to continue operations for at least one year. We may seek additional capital in the private and/or public equity markets if we grow more quickly than expected. After that period, if cash generated from operations is insufficient to satisfy our liquidity requirements, we may need to raise additional funds through public or private financing, including equity, debt or a combination of debt and equity. If we receive additional funds through the issuance of equity securities, our existing stockholders may experience significant dilution. Further, we may not be able to obtain additional financing when needed or on terms favorable to our stockholders or us.


2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

DEVELOPMENT STAGE ENTERPRISE

Due to the start-up nature of the business, the financial statements are being presented as a development stage enterprise pursuant to Statement of Financial Accounting Standards No. 7. The Company is developing the business of marketing and retailing a broad line of high quality value-priced sun care products.

REVENUE RECOGNITION

Revenue is recognized when earned, as products are completed and delivered or services are provided to customers. If the Company had any merchandise on consignment, the related sales from merchandise on consignment would be recorded when the retailer sold such merchandise.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.

USE OF ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                  IHEALTH, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
________________________________________________________________________________


PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided for over the estimated useful lives of the individual assets using straight-line methods. The estimated useful life of the equipment is three years.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, receivables, and accrued expenses approximate fair value based on the short-term maturity of these instruments.

INCOME TAXES

The Company utilizes the liability method of accounting for income taxes as set forth in SFAS 109, "Accounting for Income Taxes." Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company has a net operating loss carryforward of approximately $27,000, which expires in the year 2022. The Company has recorded a reserve of $9,000 against the deferred tax asset due to the Company having no profitable operating history. The reconciliation between the statutory federal rate of 34% and the effective federal income tax rate of 0% is an increase to the valuation allowance for the net operating loss carryforward.

LOSS PER SHARE

The Company has adopted SFAS 128, "Earnings per Share." Loss per common share are computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Stock options were not included in the computation of loss per share for the periods presented because their inclusion is anti-dilutive or their effect is not material.

STOCK BASED COMPENSATION

The Company accounts for employee stock options in accordance with APB Opinion No. 25, "Accounting For Stock Issued To Employees" and has adopted the disclosure-only option under SFAS No. 123. The Company accounts for non-employee stock transactions in accordance with SFAS No. 123 and EITF 96-18.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2002, the FASB issued FASB Interpretation Number "FIN" No. 45, "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," an interpretation of SFAS Nos. 5, 57 and 107, and rescission of FIN No. 34,"Disclosure of Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after March 31, 2002; while, the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of such interpretation on January 1, 2003 did not have a material impact on the Corporation's results of operations, financial position or cash flows.

                                  IHEALTH, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
________________________________________________________________________________


In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This SFAS applies to costs associated with an "exit activity" that does not involve an entity newly acquired in a business combination or with a disposal activity covered by SFAS No. 144. These costs include, but are not limited to the following: termination benefits associated with involuntary terminations, terminating contracts that are not capital leases and costs to consolidate facilities or relocate employees. SFAS No. 146 will be effective for exit or disposal activities initiated after December 31, 2002 with early application encouraged. The adoption of SFAS No. 146 is not expected to have a material effect on the Company's financial position, results of operations and cash flows.

During 2002, the FASB issued SFAS No. 145, 147 and 148, which were merely amendments to existing SFAS's or other accounting pronouncements.

In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Entities", (FIN No. 46) an interpretation of Accounting Research Bulletin No. 51. FIN No. 46 requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk and loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. FIN No. 46 requires disclosures about variable interest entities that companies are not required to consolidate but which the company has a significant variable interest. The consolidation requirements will apply immediately for newly formed variable interest entities created after January 31, 2003 and entities established prior to January 31, 2003, in the first fiscal year or interim period beginning after June 30, 2003. The adoption of FIN No. 46 is not expected to have a material impact on our consolidated results of operations and financial position.

In April 2003, the FASB issued Statements of Financial Accounting Standards No. 149 ("SFAS No. 149"), an amendment to SFAS No. 133. SFAS No. 149 clarifies under what circumstances a contract with initial investments meets the characteristics of a derivative and when a derivative contains a financing component. This SFAS is effective for contracts entered into or modified after June 30, 2003.


3. LEASEHOLD IMPROVEMENTS AND EQUIPMENT

At December 31, 2002, leasehold improvements and equipment consist of the following:

         Equipment ........................................$962
                                                           ----
                                                            962

         Less:  accumulated depreciation .................. 160
                                                           ----
                                                           $802
                                                           ====

Equipment is depreciated over 3 years. Depreciation expense for the year ended December 31, 2002 was $160.

                                  IHEALTH, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
________________________________________________________________________________


4. ACCRUED LIABILITIES

Included in accrued liabilities is an estimate of $70,125 recorded for payroll liabilities due to senior management of the Company for compensation for the year of 2002.

5. EQUITY TRANSACTIONS

The following equity transactions occurred during the year;

The Company was originally incorporated with the authority to issue 2,000 shares of common stock at a par value of $.01 per share. In 2002, the Company began issuing shares exceeding the authorized shares. These additional shares issued were subject to the Company amending the Company's Certificate of Incorporation to provide for a higher amount of authorized common shares to issue. In February 2003, the Company amended the Certificate of Incorporation regarding the shares authorized to provide the Company with the authority to issue 200,000,000 shares of common stock, par value $.0001. These financial statements reflect the authority to issue the amended authorized shares amount.

In April of 2002 the Company issued 42,500,000 shares of common stock to its three founding principle members. These were issued upon the initial formation of the entity by the founding shareholders.

In August 2002, the Company issued stock through a private placement offering. This stock was issued as part of a "Unit" of 150 shares of common stock for $1.50 per share with 3 warrants attached to each Unit. The three warrants included in each Unit was as follows; Series A warrants are for 20 shares at $0.25 per share, Series B warrants are for 50 shares at $0.37 per share and Series C warrants are for 30 shares at $0.50 per share. These warrants expire on July 25, 2006, and are all callable by the Company for $0.0001 per share if the stock exceeds $1.00 trading value per share. The Company sold 59,000 Units through the private placement offer or 8,850,000 of common shares and 59,000 Series A, B and C warrants. All 8,850,000 of such shares were subject to a rescission offer and therefore recorded as a liability until the proper documents were received to provide for such stock sales to remain as stock sales. See Note 8.

As of December 31, 2002, there were 33,466.67 Units subscribed or 5,020,000 shares and 33,466.67 of Series A, B and C warrants pursuant to the aforementioned private placement offering. As of the date of this audit all subscribed shares had been paid for and issued. Approximately 1,000,000 of such shares we not subject to the rescission offer therefore, such shares subscribed and paid for were recorded as a subscription receivable.

                                  IHEALTH, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
________________________________________________________________________________


6. WARRANTS

During the year ended December 31, 2002, there were 59,000 Units issued and 33,466.67 Units subscribed pursuant to the private placement offer. These warrants expire on July 25, 2006, and are all callable by the Company for $0.0001 per share if the stock exceeds $1.00 trading value per share. The 59,000 issued Units consisted of 59,000 Series A warrants to purchase 1,180,000 shares of common stock at $.25 per share, 59,000 Series B warrants to purchase 2,950,000 shares of common stock at $.37 per share and 59,000 Series C warrants to purchase 1,770,000 shares of common stock at $.50 per share. The 33,466.67 subscribed Units consisted of 33,466.67 Series A warrants to purchase 669,333 shares of common stock at $.25 per share, 33,466.67 Series B warrants to purchase 1,673,333 shares of common stock at $.37 per share and 33,466.67 Series C warrants to purchase 1,004,000 shares of common stock at $.50 per share. . All of the above warrants were subject to a rescission offer and therefore recorded as a liability until the proper documents were received to provide for such stock and warrant sales to remain as stock and warrant sales. See Note 8.


7. COMMITMENTS AND CONTINGENCIES

Employment Agreements:

The Company has employment contracts with its President and Vice President, which extend through April 2007. These contracts call for salaries of $50,000 each for the contract year ending April 15, 2004, $75,000 each for the contract year ending April 15, 2005, $100,000 each for the contract year ending April 15, 2006, $150,000 for the contract year ending April 15, 2007. Such contracts may be terminated by the Company with or without cause on 30 days notice. In the event these officers resign or are dismissed for cause, their compensation ceases as of the date of termination, but their rights to any other compensation benefits ( such as stock options, if any) would be governed by the terms of such plan.

8. AUTHORIZED SHARES

In September 2003, the Company offered a rescission to its investors who had contracted to receive common stock of the Company prior to the actual amendment to the Certificate of Incorporation being filed authorizing for the Company to increase its authorized shares to 200,000,000. All but one of such investors had waived their rights to the rescission of the original issuance of common stock. The investor, whom a waiver has yet to be received, is unreachable until the third week in October.

                                  IHealth Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                               September 30, 2003
                                   (Unaudited)
________________________________________________________________________________

                                     ASSETS
CURRENT ASSETS:
 Cash ............................................................    $  88,212
 Accounts receivable .............................................        2,290
 Inventory .......................................................       13,738
                                                                      ---------
  Total currents assets ..........................................      104,240

Property and equipment, net ......................................          561

Deposits .........................................................        6,033
                                                                      ---------

  TOTAL ASSETS ...................................................    $ 110,834
                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accrued expenses .................................................    $     401
Accrued payroll ..................................................      169,500
                                                                      ---------
  Total  current liabilities .....................................      169,901

EQUITY SUBJECT TO RESCISSION .....................................       26,500

COMMITMENTS AND CONTINGENCIES ....................................            -

STOCKHOLDERS' DEFICIT
Common stock $.0001 par value authorized 200,000,000 shares
63,970,000 shares issued and outstanding .........................        6,397
Additional paid-in capital .......................................      199,874
Accumulated deficit during development stage .....................     (291,838)
                                                                      ---------
  TOTAL STOCKHOLDERS' DEFICIT ....................................      (85,567)
                                                                      ---------

  TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT ....................    $ 110,834
                                                                      =========

                 See Notes to Consolidated Financial Statements

                                                IHealth Inc.
                                      (A Development Stage Enterprise)
                                          Statement of Operations
                                                (Unaudited)
___________________________________________________________________________________________________________
                                                                                             Cumulative
                                              For the period                               For the period
                                              April 20, 2002          For the Nine         April 20, 2002
                                              (inception) to          Months Ended         (inception) to
                                            September 30, 2002     September 30, 2003    September 30, 2003
                                            ------------------     ------------------    ------------------
Sales ...............................           $         -           $     10,782           $  10,782
Cost of goods sold ..................                     -                  8,832               9,427
                                               ------------           ------------           ---------

  Gross Profit ......................                     -                  1,950               1,355

OPERATING EXPENSES
  General and administrative expenses                52,475                197,906             292,948
  Depreciation ......................                     -                    240                 400
                                               ------------           ------------           ---------

  TOTAL OPERATING EXPENSES ..........                52,475                198,146             293,348
                                               ------------           ------------           ---------

  OTHER INTEREST INCOME .............                     -                     65                 155

  Net loss before income taxes ......               (52,475)              (196,131)           (291,838)
                                               ------------           ------------           ---------

  Income taxes ......................                     -                      -                   -

                                               ------------           ------------           ---------
NET LOSS ............................          $    (52,475)          $   (196,131)          $(291,838)
                                               ------------           ------------           ---------

Weighted average number of common
  shares outstanding ................            42,500,000             47,472,000
                                               ============           ============

Basic net loss per share ............          $      (0.00)          $      (0.00)
                                               ============           ============

                               See Notes to Consolidated Financial Statements

                                                    33

                                                        IHealth Inc.
                                              (A Development Stage Enterprise)
                             Consolidated Statement of changes in Stockholders' Deficit For the
                                   Period April 20, 2002 (Inception) to September 30, 2003
                                                         (Unaudited)
___________________________________________________________________________________________________________________________

                                             Common Stock          Additional
                                       -----------------------      Paid-in     Subscription    Accumulated
                                         Shares         Amount      Capital      Receivable       Deficit          Total
                                       -----------      ------     ----------   ------------    -----------      ---------
Balance, April 20, 2002 (Inception)    $         -      $    -      $      -      $      -       $       -       $       -

Founder shares ....................     42,500,000       4,250             -             -               -           4,250

Subscription Receivable ...........      1,000,000         100         9,900       (10,000)              -               -

Net loss ..........................              -           -             -             -         (95,707)        (95,707)
                                       -----------      ------      --------      --------       ---------       ---------

Balance, December 31, 2002 ........    $43,500,000      $4,350      $  9,900      $(10,000)      $ (95,707)      $ (91,457)

Payment of subscription receivable               -           -             -        10,000               -          10,000

Sale of common stock ..............     19,470,000       1,947       180,074             -               -         182,021

Stock issued for services .........      1,000,000         100         9,900             -               -          10,000

Net Loss ..........................              -           -             -             -        (196,131)       (196,131)
                                       -----------      ------      --------      --------       ---------       ---------

Balance September 30, 2003 ........    $63,970,000      $6,397      $199,874      $      -       $(291,838)      $ (85,567)
                                       ===========      ======      ========      ========       =========       =========


                                       See Notes to Consolidated Financial Statements

                                                             34

                                                        Ihealth Inc.
                                              (A Development Stage Enterprise)
                                                   Statement of Cash Flows
                                                         (Unaudited)
___________________________________________________________________________________________________________________________
                                                                                                             Cumulative
                                                               For the period                              For the period
                                                               April 20, 2002         For the Nine         April 20, 2002
                                                               (inception) to         Months Ended         (inception) to
                                                             September 30, 2002    September 30, 2003    September 30, 2003
                                                             ------------------    ------------------    ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss .............................................         $(52,475)            $(196,131)            $(291,838)
   Adjustments to reconcile net loss to net cash used in
    operating activities
   Depreciation .........................................                -                   241                   401
   Equity issued for services ...........................                -                10,000                10,000
   Changes in operating assets and liabilities
   Increase in accounts receivable ......................                -                (2,290)               (2,290)
   Increase in inventory ................................                -               (13,738)              (13,738)
   Other liabilities ....................................                -                (5,000)                    -
   Accrued expenses .....................................                -                   401                   401
   Accrued payroll ......................................           48,225                99,375               169,500
   Deposits .............................................                -                (6,033)               (6,033)
                                                                  --------             ---------             ---------

     CASH FLOWS USED IN OPERATING ACTIVITIES ............           (4,250)             (113,175)             (133,597)
                                                                  --------             ---------             ---------

INVESTING ACTIVITIES:
   Purchase of equipment ................................                -                     -                  (962)
                                                                  --------             ---------             ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock ...............            4,250                93,521               107,771
   Receipt of payment for stock subscription ............                -                10,000                     -
   Proceeds from equity subject to rescission ...........                -                26,500               115,000
                                                                  --------             ---------             ---------

   CASH FLOWS FROM FINANCING ACTIVITIES .................            4,250               130,021               222,771
                                                                  --------             ---------             ---------

   NET INCREASE IN CASH AND CASH EQUIVALENTS ............                -                16,846                88,212

   CASH AND CASH EQUIVALENTS, Beginning .................                -                71,366                     -
                                                                  --------             ---------             ---------

   CASH AND CASH EQUIVALENTS, Ending ....................         $      -             $  88,212             $  88,212
                                                                  ========             =========             =========

   SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
     Interest paid ......................................         $      -             $       -
                                                                  ========             =========

     Income taxes .......................................         $      -             $       -
                                                                  ========             =========

   Non-Cash Financing Activities
     Equity issued for services .........................         $      -             $  10,000
                                                                  ========             =========

     Conversion of equity subject to rescission to equity         $      -             $  88,500
                                                                  ========             =========

                                       See Notes to Consolidated Financial Statements

                                                             35

                                  IHEALTH, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
________________________________________________________________________________


1. ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

IHealth Inc. ("the Company") is a Delaware corporation, formed in April 2002 and is engaged in the business of marketing and retailing a broad line of high quality value-priced sun care products.

BASIS OF PRESENTATION

These financial statements have been prepared assuming the Company will continue as going concern. The Company has suffered losses amounting to $95,000. Currently, the Company is not sufficiently capitalized for its business plan. The factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company intends to raise additional financing through debt or equity in the near future to enable the Company to continue operations for at least one year. We may seek additional capital in the private and/or public equity markets if we grow more quickly than expected. After that period, if cash generated from operations is insufficient to satisfy our liquidity requirements, we may need to raise additional funds through public or private financing, including equity, debt or a combination of debt and equity. If we receive additional funds through the issuance of equity securities, our existing stockholders may experience significant dilution. Further, we may not be able to obtain additional financing when needed or on terms favorable to our stockholders or us.

INTERIM FINANCIAL STATEMENTS

The accompanying financial statements (unaudited) for the nine months ended September 30, 2003, have been prepared in accordance with generally accepted accounting principles for interim financial information and, in the opinion of the Company, include all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of the Company's financial position, results of operations and cash flow as of the dates and periods presented. The results for the nine months ended September 30, 2003 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial information and footnotes thereto included in the Ihealth Inc. ("IHealth" or the "Company") audited financial statements for the year ended December 31, 2002.

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

REVENUE RECOGNITION

Revenue is recognized when earned, as products are completed and delivered or services are provided to customers. If the Company had any merchandise on consignment, the related sales from merchandise on consignment would be recorded when the retailer sold such merchandise.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.

USE OF ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                  IHEALTH, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
________________________________________________________________________________


PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided for over the estimated useful lives of the individual assets using straight-line methods. The estimated useful life of the equipment is three years.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, receivables, and accrued expenses approximate fair value based on the short-term maturity of these instruments.

INCOME TAXES

The Company utilizes the liability method of accounting for income taxes as set forth in SFAS 109, "Accounting for Income Taxes." Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company has a net operating loss carryforward of approximately $121,000, which expires in the year 2022. The Company has recorded a reserve of $43,000 against the deferred tax asset due to the Company having no profitable operating history.

LOSS PER SHARE

The Company has adopted SFAS 128, "Earnings per Share." Loss per common share are computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Stock options were not included in the computation of loss per share for the periods presented because their inclusion is anti-dilutive or their effect is not material.

3. LEASEHOLD IMPROVEMENTS AND EQUIPMENT

At September 30, 2003, leasehold improvements and equipment consist of the following:

         Equipment ........................................$962
                                                           ----
                                                            962

         Less:  accumulated depreciation .................. 401
                                                           ----
                                                           $561
                                                           ====

Equipment is depreciated over 3 years. Depreciation expense for the nine months ended September 30, 2003 was $240.

                                  IHEALTH, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
________________________________________________________________________________


4. ACCRUED LIABILITIES

Included in accrued liabilities is an estimate of $169,500 recorded for payroll liabilities due to senior management of the Company for compensation for the period ended September 30, 2003.

5. EQUITY TRANSACTIONS

During 2002 IHI issued stock through a private placement offering. This stock was issued as a "Unit" of 150 shares for $1.50 per share.

   1. In April of 2002 the Company issued 42,500,000 shares of common stock to its three founding principle members. These were issued for services rendered and not for any cash amount. Par value of these shares is $4,250.00.

   2. Between August 2002 and April 30, 2003, the Company issued 120,000 additional Units of common stock through a private placement offer. The price of these Units was $1.50 per unit.

   3. In September 2003 the Company sold an additional 5,000,000 shares of common stock to an investor for $50,000.

   4. In September 2003 the Company issued 1,000,000 shares of common stock valued at $10,000 to a consulting in lieu of consulting fees.

6. AUTHORIZED SHARES

In September 2003, the Company offered a rescission to its investors who had purchased common stock of the Company prior to the actual amendment to the Certificate of Incorporation being filed authorizing for the Company to increase its authorized shares to 200,000,000. All but two of such investors had waived their rights to the rescission of the original issuance of common stock as of September 30, 2003. Subsequent to September 30, 2003 the Company received the two remaining waivers.

7. WARRANTS

The units issued during the private placement offer came with 3 warrants attached to each unit. Series A warrants are for 20 shares at $0.25 per share, series B are for 50 shares at $0.37 per share and Series C are for 30 shares at $0.50 per share. These warrants expire on July 25, 2006, and are all callable by the Company for $0.0001 per share if the stock exceeds $1.00 trading value per share.

8. SUBSEQUENT EVENT

In October 2003 the Company sold an additional 5,000,000 shares of common stock to an investor for $50,000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.751 of the Delaware General Corporation Law, provides as follows:

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper under the circumstances. The determination must be made:

         (a) By the stockholders;

         (b) By the board of Directors by majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding;

         (c) If a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of Directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than Directors or officers may be entitled under any contract or otherwise by law.

         6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any Director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a Director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         The Board of Directors may cause the Registrant to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Registrant, or is or was serving at the request of the Registrant as a Director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Registrant would have the power to indemnify such person.

         The indemnification provisions above provided shall include, but not be limited to, reimbursement of all fees, including amounts paid in settlement and attorneys' fees actually and reasonably incurred, in connection with the defense or settlement of any action or suit if such party to be indemnified acted in good faith and in a matter reasonably believed to be in or not opposed to the best interests of the Registrant. Indemnification may not be made for any claim, issue or matter as to which the person claiming after exhaustion of all appeals therefrom to be liable to the Registrant or for amounts paid in settlement to the Registrant unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers or persons controlling the Registrant *pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by the Company in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee.......................................   $   423
Legal and Consulting Fees and Expenses(1),(2) ........................    27,000
Accounting Fees and Expenses(2).......................................     7,500
Financial Printing(2).................................................     3,000
Transfer Agent Fees(2)................................................     1,250
Blue Sky Fees and Expenses(2).........................................       750
Miscellaneous(2)......................................................     2,000
                                                                         -------
         TOTAL........................................................   $41,923
 ----------
(1) Includes that portion of consulting fees paid with 1,000,000 shares of stock, valued at $.01 per share, attributable to this registration.
(2) Estimated.

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         Securities of the registrant sold by it within the past three years which were not registered under the Securities Act of 1933 appear below. All references in this registration statement to the number of shares authorized, issued, or outstanding have been stated as though the increase in IHealth's authorized stock effected by the charter amendment filed February 19, 2003, had been effective from inception.

         1. To founders.

         (a) In April 2002, the registrant issued 42,500,000 shares of its common stock to its three founders.

         (b) There was no underwriter.

         (c) Such shares were issued in consideration of monies payable to such founders for expenses and compensation amounting to $4,250 (par value).

         (d) The above-described transaction was exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, in that it was a transaction by an issuer not involving any public offering, there being only three investors, all of whom were founders and officers of the registrant who had access to all material information about the issuer.

         2. To accredited investors.

         (a) Between August 2002 and April 2003, the registrant issued 120,800 units to 37 accredited investors, each unit consisting of 150 shares of common stock, a Series A warrant to purchase 20 shares at $0.25 per share, a Series B warrant to purchase 50 shares at $0.37 per share, and a Series C warrant to purchase 30 shares at $0.50 per share, at a purchase price of $1.50 per unit.

         (b) There was no underwriter.

         (c) Such shares were issued for cash in the total amount of $158,499.

         (d) The above-described transaction was exempt from registration by virtue of Sections 4(2) and 4(6) of the Securities Act of 1933 and Rule 506 of Regulation D, in that it was a transaction by an issuer not involving any public offering, all investors having been accredited investors. Each of the investors
(a) had access to business and financial information concerning IHealth Inc.,
(b) represented that they were acquiring the shares for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws, and (c) were accredited investors. No general solicitation or advertising was used in connection with the offering and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. None of the foregoing warrants have been exercised as of the date hereof.

         3. To consultant.

         (a) In September 2003, the registrant issued 1,000,000 shares of its common stock to a financial consultant for services.

         (b) There was no underwriter.

         (c) Such shares were issued in consideration of monies payable to such consultant for expenses and compensation valued at $10,000.

         (d) The above-described transaction was exempt from registration by virtue of Section 4(2) and 4(6) of the Securities Act of 1933 and Rule 506 of Regulation D, in that it was a transaction by an issuer not involving any public offering, there being only one investor, a consultant to the registrant who had access to all material information about the issuer.

         4. To two individuals.

         (a) In September/October 2003, the registrant issued 10,000,000 shares of its common stock to two accredited investors.

         (b) There was no underwriter.

         (c) Such shares were issued in consideration of $100,000 cash.

         (d) The above-described transaction was exempt from registration by virtue of Section 4(2) and 4(6) of the Securities Act of 1933 and Rule 506 of Regulation D, in that it was a transaction by an issuer not involving any public offering, there being only two investors, each of whom was an accredited investor who had access to all material information about the issuer.

         5. To 33 investors.

         (a) In September-November, 2003, the registrant issued 13,070,000 shares of its common stock pursuant to a rescission offer to 33 of the accredited investors referred to in paragraph no. 2 above.

         (b) There was no underwriter.

         (c) Such shares were issued in substitution for 13,070,000 shares previously issued but cancelled because issued in excess of the number of shares then authorized by the registrant's charter.

         (d) The above-described transaction was exempt from registration by virtue of Sections 4(2) and 4(6) of the Securities Act of 1933 and Rule 506 of Regulation D, in that it was a transaction by an issuer not involving any public offering. All such investors were accredited investors who had previously invested in the registrant pursuant to the offering described in paragraph 2 above.

         The registrant's securities are not presently being offered except pursuant to outstanding warrants.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.  Description of Document

*  3.1(a)    Certificate of Incorporation of IHealth, Inc. filed April 1, 2002

*  3.1(b)    Certificate of Amendment to Certificate of Incorporation filed
             February 19, 2003

*  3.2       By-laws of IHealth, Inc. adopted April 10, 2002

*  4.1       Form of common stock certificate

*  4.2       Form of Series A Warrant

*  4.3       Form of Series B Warrant

*  4.4       Form of Series C Warrant

*  4.5       Registration Rights Agreement accompanying units sold in 2003

   5.1       Opinion of Don A. Paradiso, P.A.

* 10.1       Employment agreement with Brian S. John dated April 15, 2002

**10.1(a)    Amendment to Mr. John's employment agreement dated
             December 20, 2003

  10.1(b) Amendment no. 2 to Mr. John's employment agreement dated February 5, 2004

* 10.2       Employment agreement with Richard A. Miller dated April 15, 2002

**10.2(a)    Amendment to Mr. Miller's employment agreement dated
             December 20, 2003

  10.2(b) Amendment no. 2 to Mr. Miller's employment agreement dated February 5, 2004

* 10.3 Compensation agreement with CFO Consulting Services, Inc. dated September 8, 2003

* 21.1       Statement as to Subsidiaries

  23.1       Consent of Radin, Glass & Co., LLP

  23.2       Consent of Don A. Paradiso, P.A.
__________

*  Filed with registration statement on Form SB-2 October 7, 2003.

** Filed with Amendment no. 2 on January 8, 2004.

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

ITEM 28. UNDERTAKINGS

         The undersigned Registrant also undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on February 9, 2004.

                                        IHEALTH, INC.

                                        By: /s/ BRIAN S. JOHN
                                            --------------------------------
                                            Brian S. John, President, Chief
                                            Executive Officer, and Principal
                                            Financial and Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Form SB-2 registration statement of IHealth Inc. has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                         TITLE                         DATE
    ---------                         -----                         ----

 /s/ BRIAN S. JOHN           Chief Executive Officer,         February 9, 2004
 -----------------           President and Director
 Brian S. John               (Principal Executive Officer
                             and Principal Accounting
                             Officer)

 /s/ RICHARD A. MILLER       Vice President, Chief            February 9, 2004
 ---------------------       Operating Officer and Director
 Richard A. Miller

 /s/ FRANK BENEDETTO JR.     Secretary, Treasurer             February 9, 2004
 -----------------------     and Director
 Frank Benedetto Jr.


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